EXHIBIT 3.1
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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  NESTOR, INC.


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                        Pursuant to Sections 228 and 242
                                     of the
                General Corporation Law of the State of Delaware
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     Nestor,  Inc., a corporation  organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     1.   The name of the corporation is Nestor, Inc. (the "Corporation").

     2. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out the first sentence of Article FOURTH thereof and by substituting in lieu of the following:

          "FOURTH: The total number of shares of stock which the Corporation shall have authority to issues is Thirty Million (30,000,000) shares of Common Stock, par value $.01 per share (hereinafter called "Common Stock") and Ten Million (10,000,000) shares of Preferred Stock, par value $1.00 per share (hereinafter called "Preferred Stock").

     3. The Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation was duly authorized in accordance with the applicable provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Restated Certificate of Incorporation of Nestor, Inc. on this 24th day of June, 2004.


                                           NESTOR, INC.


                                           By:  /s/ William B. Danzell
                                           ------------------------------------
                                           Name:  William B. Danzell
                                           Title: Chief Executive Officer